EXHIBIT 99.1

CHARTERMAC REPORTS FIRST QUARTER FINANCIAL RESULTS

New York, NY—May 6, 2004—CharterMac (the “Company”) (AMEX: CHC) today announced financial results for the first quarter ended March 31, 2004.

Financial Highlights

For the three months ended March 31, 2004, CharterMac had total revenues of approximately $47.4 million. CharterMac’s total revenues for the three months ended March 31, 2004, represent an increase of approximately 48.4% as compared to total revenues of approximately $31.9 million for the three months ended March 31, 2003.

For the three months ended March 31, 2004, CharterMac had net income applicable to shareholders of approximately $8.2 million, representing a decrease of approximately 50.6% as compared to net income applicable to shareholders of approximately $16.5 million for the three months ended March 31, 2003. CharterMac’s net income applicable to shareholders for the three months ended March 31, 2004, reflects the impact of internalizing management through the Company’s acquisition of Related Capital Company (“RCC”) in 2003. As a result of the internalization, certain costs for acquisition services that had previously been capitalized because they were paid to a third party are now being incurred directly by the Company as operating and general and administrative expenses. In addition, CharterMac is now incurring amortization expense related to the intangible assets acquired as part of the internalization. On a diluted per share basis, net income applicable to shareholders was $0.16 for the three months ended March 31, 2004, representing a decrease of approximately 56.8% as compared to net income applicable to shareholders of $0.37 per share for the three months ended March 31, 2003.

For the three months ended March 31, 2004, CharterMac’s Cash Available for Distribution (“CAD”) applicable to shareholders, a performance measure, was approximately $12.5 million, representing a decrease of approximately 22.7% as compared with approximately $16.2 million for the three months ended March 31, 2003. On a diluted per share basis, CAD applicable to shareholders was $0.24 for the three months ended March 31, 2004, representing a decrease of approximately 33.3% as compared to CAD applicable to shareholders of $0.36 for the three months ended March 31, 2003.

CharterMac’s CAD per share for the first quarter of 2004 was lower than the consensus estimate as a result of a delay in the closing of a low-income housing tax credit (“LIHTC”) benefit guarantee transaction originally scheduled to close during March. Instead, the transaction closed on April 19, 2004, 19 days after the end of the first quarter. At closing, the Company and its affiliates received acquisition, partnership management, asset management, and guarantee fees totaling $11.3 million, which equates to CAD per share of approximately $0.22. Consequently, the $0.22 per share will be reflected in the Company’s CAD per share for the quarter ending June 30, 2004.

“Due to the transactional nature of the fee income we receive from our fund management business, our quarterly CAD per share will be somewhat uneven from quarter to quarter, and therefore annual CAD per share is a more relevant measure of the financial performance of the Company,” commented Stuart J. Boesky, Chief Executive Officer of CharterMac. “The pipelines for each of our business lines are at record levels on a year-to-date basis and are consistent with both our 2004 business plan and CAD per share guidance of $1.81 for the year.”

CharterMac’s present quarterly dividend on an annualized basis is $1.48 per share, which represents a 7.7% yield based upon the $19.31 per share closing price on May 5, 2004. Assuming the Company’s income during the year continues to be approximately 92% exempt from Federal income tax and a shareholder is in a 35% tax bracket, the taxable equivalent yield would be approximately 11.5%.

Portfolio Investing

During the three months ended March 31, 2004, CharterMac acquired or issued forward commitments for revenue bonds totaling approximately $122.7 million in par value. These financings were secured by affordable multifamily housing properties aggregating over 3,000 units.

As of March 31, 2004, CharterMac had ownership interests in taxable and tax-exempt first mortgage revenue bonds and tax-exempt subordinate revenue bonds with a fair value of approximately $1.9 billion, secured by mortgages on over 41,700 multifamily housing units in 24 states and the District of Columbia. The tax-exempt first mortgage revenue bonds have a weighted average fixed interest rate of 6.8%, a weighted average maturity of 35 years, and a weighted average pre-payment lockout of 12 years.

Subsequent to the end of the first quarter, CharterMac acquired or made forward commitments for an additional $15.2 million of revenue bonds, bringing the Company’s year-to-date total to $137.9 million.

“CharterMac’s portfolio investing business line has had an extremely strong year-to-date performance,” added Mr. Boesky. “Our bond acquisitions from the beginning of the year through today exceed the same period last year by 211.7%.”

Fund Management

For the three months ended March 31, 2004, CharterMac’s subsidiary, RCC, raised tax credit equity of approximately $28.6 million. In addition, during the first quarter, RCC made equity investments in tax credit properties totaling $171.4 million, which is an increase of approximately 150.0% over the total equity investments in tax credit properties made by RCC during the first quarter of 2003. RCC became CharterMac’s subsidiary on November 17, 2003, and therefore was not a subsidiary of the Company during the first quarter of 2003.

“Subsequent to the end of the first quarter of 2004, RCC has raised an additional $98.6 million of tax credit equity, bringing our year-to-date total to more than $125.4 million, which is an increase of approximately 49.4% over the same period in 2003,” commented Marc D. Schnitzer, President of CharterMac. “As of today, we have equity investments in inventory and signed letters of intent to make equity investments that will enable us to raise approximately $634.3 million of tax credit equity, in addition to the $125.4 million already completed. This $759.7 million total represents 84% of our budgeted goal for 2004 and demonstrates the strength of our property pipeline.”

Mortgage Banking

CharterMac’s subsidiary, PW Funding Inc. (“PWF”) originated approximately $133.0 million of loans during the three months ended March 31, 2004, representing a 3.7% increase over PWF’s origination volume during the three months ended March 31, 2003. As of March 31, 2004, PWF serviced a loan portfolio of approximately $4.1 billion.

Subsequent to the end of the first quarter, PWF has originated approximately $190.3 million of additional loans, bringing PWF’s year-to-date volume to approximately $323.3 million. PWF’s year-to-date volume for 2004 represents an increase of approximately 111.4% over the same period in 2003.

Also subsequent to the close of the first quarter, PWF hired Neil P. Cullen as a Managing Director and a member of PWF’s Office of the President. In addition to the responsibilities of the Office of the President, which he will be sharing with William Hyman and Kelly Schnur, Mr. Cullen was hired to oversee all of the sales and marketing efforts for market-rate loan production for PWF. Mr. Cullen joined PWF’s newly opened Washington, D.C., office, along with Bryan C. Cullen, Tony Washington, and Terrence B. Cullen. The hiring of Mr. Cullen, together with the opening of the new Washington office, is part of an ongoing commitment by the Company to expand PWF’s nationwide origination efforts and build market share.

Credit Enhancement

Subsequent to the close of the first quarter, CharterMac completed its first guaranteed LIHTC fund of the year with RCC, and the first since RCC became a subsidiary of CharterMac. In the transaction, CharterMac’s wholly owned subsidiary, CharterMac Corporation (“CM Corp.”), agreed to back-up the guarantee of an investment grade financial institution of an agreed upon internal rate of return to the investor in Related Capital Guaranteed Corporate Partners

II, L.P.—Series D (“RCGCP”), a fund sponsored by RCC. For participation in the transaction, CM Corp. will receive guarantee fees in two installments.

The investor in RCGCP will be allocated LIHTCs and other tax benefits in return for investing approximately $88.8 million to fund, in part, the development and ownership of 13 multifamily properties. The properties were financed with approximately $174.6 million of tax-exempt and taxable debt, $136.8 million of which were tax-exempt revenue bonds acquired by CharterMac.

Interest Rate Swaps

During the first quarter of 2004, CharterMac entered into four interest rate swaps in an effort to mitigate the effects of future interest rate fluctuations. The four swaps, aggregating a notional amount of $300 million, have fixed interest rates ranging from 2.86% to 3.265% based on the term of the swaps. Each of the swaps begins in January of 2005 and has a term of between three and five years. CharterMac completed three of the swaps through Fleet National Bank and the fourth swap through RBC Capital Markets.

Corporate Governance Initiatives

CharterMac’s Board of Trustees and Executive Officers are committed to maintaining the highest standards of corporate behavior, responsibility, and governance. To that end, CharterMac has established policies and practices to ensure that the Company is managed with the highest level of integrity and that there is complete transparency and full accountability to our shareholders. Consequently, CharterMac has launched a Corporate Governance segment in the Investor Relations section of the Company’s website at www.chartermac.com. The enhanced website now includes detailed information on CharterMac’s Board of Trustees and the various committees thereof, as well as various corporate governance documents, including committee charters and the Company’s recently adopted “Code of Business Conduct and Ethics” and “Corporate Governance Guidelines”.

Management Conference Call

Management will conduct a conference call today at 9:00 a.m. Eastern Time to review the Company’s first quarter financial results for the period ended March 31, 2004. Callers will be invited to ask questions. Investors, brokers, analysts, and shareholders wishing to participate should call (800) 310-6649. For interested individuals unable to join the conference call, a replay of the call will be available through Monday, May 10, 2004, at (888) 203-1112 (Passcode 642722) or on our website, www.chartermac.com, through Thursday, May 20, 2004.

Supplemental Financial Information

For more detailed financial information, please access the Supplemental Financial Package, which will be available in the Investor Relations section of the CharterMac website at www.chartermac.com.

About the Company

CharterMac is one of the nation’s leading full-service multifamily finance companies, providing capital solutions to developers and owners of multifamily rental housing throughout the country and offering quality investment products to institutional and retail investors. Collectively, the Company and its subsidiaries provide financing for every part of a multifamily property’s capital structure. For more information, please visit CharterMac’s website at www.chartermac.com or contact the Shareholder Services Department directly at (800) 831-4826.

CHARTERMAC AND SUBSIDIARIES

SELECTED FINANCIAL DATA

(Dollars in thousands)

	March 31,	December 31,
	2004	2003
Revenue Bonds—at fair value	$1,883,104	$1,871,009

Assets consolidated pursuant to FIN 46	$2,384,115	$—

Total assets	$4,981,401	$2,583,273

Liabilities:
Financing arrangements	$989,568	$900,008

Preferred shares of subsidiary (subject to mandatory repurchase)	$273,500	$273,500

Notes payable	$174,426	$153,350

Liabilities consolidated pursuant to FIN 46	$1,047,976	$—

Total liabilities	$2,606,836	$1,473,416

Minority interest in FIN 46 partnerships	$1,297,587	$—

Minority interest in consolidated subsidiary—SCUs & PWF	$274,516	$292,199

Total shareholders' equity	$802,462	$817,657

	Three Months Ended March 31,
	2004	2003
Total revenues	$47,384	$31,921
Interest expense	(6,586)	(4,779)
Depreciation and amortization	(6,893)	(1,687)
Salaries and benefits	(13,882)	(3,360)
Interest expense distributions to preferred shareholders	(4,724)	—
Interest rate derivatives	(3,387)	—
General and administrative	(6,349)	(3,694)
Equity in earnings of ARCap	555	555
Gain on sale of loans and repayment of revenue bonds	2,005	1,727
Income before allocation to preferred shareholders of subsidiary, special common units, minority interest, and Manager	8,123	20,683
Income allocated to preferred shareholders of subsidiary	—	(4,724)
Income allocated to special common units	(3,705)	—
Income allocated to minority interest	(105)	(28)
Income allocated to Manager	—	(1,413)

Income before benefit from income taxes	4,313	14,518
Benefit for income taxes	3,838	1,976

Net income applicable to shareholders	$8,151	$16,494

Net income per share (basic and diluted)	$0.16	$0.37

Weighted average shares outstanding:
Basic	51,591,109	45,013,292

Diluted	51,839,141	45,070,595

Reconciliation of Net Income to Cash Available for Distribution (“CAD”)

(Dollars in thousands except per share amounts)

	Three Months Ended March 31,
	2004	2003
Net Income allocated to Shareholders	$8,151	$16,494
Revenues—amortization	594	856
Fees deferred for GAAP	(556)	(735)
Straight line yield	(538)	20
Expenses—amortization	6,892	1,687
Gain on sale of loans	(1,772)	(1,400)
Tax adjustment	(3,838)	(1,976)
Compensation cost—stock options and SCUs	3,784	—
Interest rate cap/derivatives	3,387	—
Excess of distributions over income allocated to SCU holders	(4,044)	—
Other, net	432	1,204

CAD to Common and CRA Shareholders (A)	$12,492	$16,150

(A) CharterMac believes that Cash Available for Distribution (“CAD”) is helpful to investors in measuring the performance of our Company. CAD represents net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains and losses or sales of loans or repayment of revenue bonds, impairment losses and the effect of straight line revenue recognition of interest income on revenue bonds with fixed changes in interest rates, plus depreciation and amortization, plus cash fees received but deferred in accordance with GAAP. Fees recognized for CAD but deferred for GAAP purposes are generally earned over a period of time in connection with certain of our product lines, such as credit enhancement and yield guarantees.

There is no generally accepted methodology for computing CAD, and the Company’s computation of CAD may not be comparable to CAD reported by other companies. CAD does not represent net cash provided by operating activities determined in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance, as an alternative to net cash provided from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indication of our ability to make cash distributions.

Certain statements in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in CharterMac’s Annual Report on Form 10-K for the period ended December 31, 2003, and in its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. CharterMac expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CharterMac’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

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